Exhibit 10.1

POWERSECURE INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

2008 Stock Incentive Plan

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made to be effective as of the “Grant Date” set forth on the Signature Page (the “Grant Date”) by and between PowerSecure International, Inc., a Delaware corporation (the “Company”), and the individual named as the “Grantee” (the “Grantee”) in the attached Notice of Restricted Stock Unit Grant (“Grant Notice”).

Recitals

WHEREAS, the Company has adopted the PowerSecure International, Inc. 2008 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”); and

WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company, acting directly or through its Compensation Committee (the “Board”), has authorized a grant to the Grantee of restricted stock units (“RSUs”), subject to the restrictions and upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of RSUs. Upon the terms and subject to the conditions set forth in the Plan, this Agreement and the attached Grant Notice, the Company hereby grants to the Grantee the number of RSUs set forth in the Grant Notice. Each RSU represents the right to receive one share of Common Stock, par value $.01 per share (“Share”), of the Company, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by this reference. Unless otherwise defined herein, all terms defined in the Plan and used in this Agreement shall have the same respective meanings in this Agreement. The Grantee hereby agrees that all RSUs are subject to, and the Grantee hereby agrees to abide by, all terms and conditions set forth in the Plan, this Agreement and the Grant Notice.

2. Vesting of RSUs.

(a) Except as otherwise provided in this Agreement, the RSUs shall vest in accordance with the vesting schedule contained in the Grant Notice (the “Vesting Schedule”), provided the Grantee remains continuously employed by or in the service of the Company from the Grant Date through each “Vesting Date” specified in the Vesting Schedule. The number of RSUs that shall vest on each Vesting Date shall be equal to the total number of RSUs granted hereunder multiplied by the applicable “Vesting Percentage” set forth in the Vesting Schedule.

(b) Subject to Section 2(c), in the event of the Grantee’s termination of employment with or service to the Company, the RSUs shall cease vesting immediately upon such termination, and any and all unvested RSUs awarded by this Agreement and the Grant Notice shall be forfeited

(c) Notwithstanding the Vesting Schedule, any and all unvested RSUs shall become vested RSUs in the event the Grantee’s employment with or service to the Company terminates due to the Grantee’s death or Disability (as defined below). In the event of the death of the Grantee prior to the Settlement Date, any delivery of Shares to be made to the Grantee under this Agreement shall be made to the Grantee’s designated beneficiary, provided that such beneficiary has been designated prior to the Grantee’s death, and provided further that in the absence of any such effective designation the Shares shall be delivered to the administrator or executor of the Grantee’s estate.

(d) Unless and until any RSUs become vested RSUs and the applicable Settlement Date shall have occurred, the Grantee shall have no right to receive any Shares with respect thereto.

3. Settlement of RSUs.

(a) Subject to the terms and conditions of the Plan, this Agreement and the Grant Notice, any RSUs that vest shall be released and settled in Shares as promptly as practicable after the Settlement Date selected by Grantee as set forth on the Grant Notice. The Company shall settle the vested RSUs by issuing to the Grantee one Share for each vested RSU, represented by stock certificates or in book-entry form or otherwise in the discretion of the Company, subject to satisfaction of applicable Taxes (as defined herein). No fractional Shares shall be issued under this Agreement, and any fractional Shares shall be rounded up to the nearest whole Share.

(b) Prior to the actual delivery of the Shares upon settlement of the RSUs, the RSUs (whether vested or unvested) shall represent only an unfunded, unsecured oblation of the Company, payable (if at all) only from the general assets of the Company.

4. Change in Control. In the event of a “Change in Control” (as defined in the Plan), subject to the applicable restrictions set forth in the Plan, all unvested RSUs (not otherwise forfeited prior to the Change in Control) shall vest in full and become vested RSUs upon the date of such Change in Control. The rights of the Grantee in the event of a Change in Control shall be governed by the provisions of the Plan. Notwithstanding the foregoing, with respect to any RSU that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “Code”), an event shall not be considered to be a “Change in Control” under the Plan for purposes of any settlement in respect of such RSU unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

5. Adjustments in Shares.

(a) In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property, but excluding regular cash dividends), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, combination, spin-off, combination, repurchase, liquidation, dissolution, exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary or determined by the Board to be appropriate in order to prevent dilution or enlargement of the Grantee’s rights under this Agreement, then the Board shall proportionately adjust the number and kind of RSUs. Any new, additional or different securities to which the Grantee shall be entitled in respect of RSUs by reason of such adjustment shall be deemed to be RSUs and shall be subject to the same terms, conditions and restrictions as the RSUs so adjusted.

(b) The grant of unvested RSUs shall not affect in any way the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital stock or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Termination of Employment or Service; Forfeiture of Unvested RSUs.

(a) Except as otherwise expressly provided in this Section 6, in the event the Grantee’s employment with or service to the Company is terminated for any reason, other than due to the Grantee’s death or Disability, all rights of the Grantee with respect to RSUs that are then unvested RSUs shall terminate and be forfeited in their entirety as of the date of such termination, and the Grantee shall have no further rights to receive Shares with respect to such unvested RSUs.

(b) For purposes of this Agreement, the Grantee shall be deemed to be employed by or in service to the Company so long as the Grantee is an employee, director, officer, consultant or advisor of the Company or any Subsidiary (as defined in the Plan) of the Company. In the event the Grantee ceases to be employed by or in service to the Company in order to become employed by or in service to any subsidiary of the Company, or the Grantee ceases to be employed by or in service to any such subsidiary in order to become employed by or in service to of the Company or of another subsidiary of the Company, then the Grantee shall be deemed to continue to be employed by or in service to the Company for all purposes of this Agreement.

(c) For purposes hereof, “Disability” shall be deemed to be the physical or mental inability of the Grantee to perform the Grantee’s duties to the Company because of a physical or mental disability expected to last for a continuous period of at least one year.

(d) The Board, in its discretion, may determine whether any leave of absence constitutes a termination of employment or service for purposes of this Agreement.

7. Compliance with Legal and Other Requirements. Notwithstanding any other provision of this Agreement, the Company may, to the extent it deems necessary or advisable, postpone the issuance or delivery of Shares to be issued upon the settlement of RSUs or other payment of other benefits under the RSUs until all of the following conditions are satisfied:

(a) the admission of the Shares to listing on any stock exchange on which such Shares are then listed,

(b) the completion of any registration or other qualification of such RSUs or Shares or other required action under any federal or state law, rule or regulation or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or listing or other required action required with respect to any stock exchange or stock market on which the Shares or other securities of the Company are listed for trading, which the Company shall, in its sole discretion, deem necessary or advisable;

(c) the obtaining of any approval or other clearance from any federal or state governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable;

(d) the Company has complied with any other obligations related thereto;

(e) the lapse of any such reasonable period of time following the applicable Settlement Date of any portion of the RSUs as the Committee may establish from time to time for reasons of administrative convenience; and

(f) the receipt from Grantee of such representations and information as the Company may consider appropriate in connection with the issuance or delivery of the RSUs or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements, or other applicable obligations.

8. Taxes.

(a) Upon the settlement of the RSUs, or earlier if applicable due to tax elections by the Grantee, the Grantee shall make arrangements satisfactory to the Company to make payment of all federal, state and local income, social security, payroll and other taxes (collectively, “Taxes”) arising in connection the RSUs, and the Grantee acknowledges that the Grantee is ultimately liable and responsible for any and all such Taxes, regarding of any action the Company take with respect to such Taxes. The Grantee further acknowledges that the Company (i) does not make any representation or undertaking regarding the treatment of any Taxes in connection with any aspect of the RSUs, including the grant, vesting and settlement thereof, or the subsequent sale of any Shares acquired upon settlement of any RSUs, and (ii) does not commit, and is under no obligation, to structure the terms of the RSUs or any aspect thereof to reduce or eliminate the Grantee’s liability for Taxes or to achieve any particular Tax result.

(b) Notwithstanding any contrary provision of this Agreement, no portion of the RSUs shall be settled unless and until satisfactory arrangements (as determined by the Company) have been made by the Grantee with respect to the payment of any Taxes which the Company determines must be withheld with respect to such portion of the RSUs.

9. Transferability of RSUs.

(a) The Grantee shall not sell, assign, transfer (by gift or otherwise), pledge, hypothecate or otherwise dispose of by operation of law or otherwise (“Transfer”), any RSUs (whether vested or unvested), or any rights or privileges conferred under this Agreement, except as otherwise provided by this Agreement or the terms of the Plan. If any Transfer of any RSUs, or any rights or privileges under this Agreement, is made or attempted to be made contrary to the terms of this Agreement, such Transfer or attempted Transfer shall be null and void and ineffectual and shall cause such RSUs (even if then vested) to be forfeited. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it.

(b) Notwithstanding the restrictions on Transfer set forth in this Section 3, the Grantee may Transfer any RSUs in whole or in part as follows:

(i) By will or the laws of descent and distribution; or

(ii) Pursuant to a Qualified Domestic Relations Order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974.

10. Plan As Controlling. The RSUs are granted pursuant to, and this Agreement and the Grant Notice shall be interpreted in a manner consistent with, the Plan. Any provision of this Agreement or the Grant Notice that is inconsistent or in conflict with any provision of the Plan shall be deemed to be superseded and governed by the provision of the Plan. All terms and conditions of the Plan applicable to the RSUs which are not set forth in this Agreement shall be deemed to be incorporated herein by this reference. Grantee acknowledges that Grantee has received a copy of the Plan prior to executing the Grant Notice.

11. Insider Trading Policy. By accepting the RSUs, the Grantee acknowledges that (a) a copy of the Company’s Insider Trading Policy has been made available to the Grantee, (b) the Grantee has had an opportunity to review the Company’s Insider Trading Policy and (c) the Grantee is bound by all the terms and conditions of the Company’s Insider Trading Policy.

12. Rights as Stockholder.

(a) Generally. Neither the Grantee nor any person claiming by, through or under the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable pursuant to the RSUs unless and until such Shares have been issued on the books and records of the Company or its transfer agent or registrar. After such issuance, the Grantee shall have all the rights as a stockholder of the Company with respect to such Shares.

(b) Dividend Rights. Notwithstanding Section 12(a), upon the settlement of any vested RSUs, the Grantee shall also be entitled to receive a payment in cash equal to the product of (i) the aggregate amount of any cash dividends paid with respect to one share of Common Stock from the Grant Date through the date of settlement of such RSUs, multiplied by (ii) the number of vested RSUs, provided that such dividend rights shall be applicable only to RSUs that become vested hereunder and payable only upon the settlement of such RSUs.

13. No Right to Continued Employment or Future Awards. Nothing contained in the Plan or this Agreement shall confer, and the grant of the RSUs shall not be construed as conferring, upon the Grantee, any right to continue in the employ or service of the Company or any Subsidiary, or as interfering in any way with the right of the Company or any Subsidiary of the Company to (a) terminate the Grantee’s employment or service at any time, or (b) increase or decrease the compensation of the Grantee from the rate in existence on the Grant Date. The grant of RSUs is at the sole discretion of the Company and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been awarded to the Granted repeatedly in the past.

14. Nature of Grant. In accepting the Award, the Grantee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(d) the Grantee is voluntarily participating in the Plan;

(e) the future value of the Shares subject to the RSUs is unknown, indeterminable and cannot be predicted with certainty; and

(f) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Grantee ceasing to provide services to the Company (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) and in consideration of the grant of the RSUs to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, waives his or her ability, if any, to bring any such claim, and releases the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

15. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or the Grantee’s acquisition or sale of Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

16. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or future RSUs granted under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. Miscellaneous.

(a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when sent by first class certified or registered mail, postage prepaid, return receipt requested, or by personal delivery, addressed as follows:

(i)	If to the Company, at its principal executive offices; or

(ii)	If to the Grantee, at the address set forth on the Signature Page.

The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions governing conflicts of laws.

(c) Entire Agreement. This Agreement (along with the Plan and the Grant Notice) constitutes the entire agreement and understanding between the parties hereto regarding the subject matter hereof, and supersedes all prior written or oral agreements, understandings and communications between the parties related to the subject matter of this Agreement.

(d) Amendment. This Agreement may be modified, amended or rescinded only by a written Agreement executed by Grantee and the Company; provided, however, that the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally alter or modify the terms of the RSUs set forth in this Agreement (i) in any respect that is not material to Grantee and will not detrimentally affect Grantee’s rights or obligations hereunder, or (ii) as provided in Section 17(e).

(e) Section 409A Compliance. It is intended that the Plan, the Agreement and the RSUs comply with, or be exempt from, the requirements of Section 409A and any related guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith or exempt therefrom. Notwithstanding any other provisions of this Agreement or the Grant Notice, the Company reserves the right, to the extent the Company deems necessary or advisable, if the Grantee is or becomes subject to federal income taxation, and without any obligation to do so or to indemnify the Grantee for any failure to do so, to unilaterally amend the Plan and/or this Agreement to ensure that all RSUs are awarded in a manner that qualifies for exemption from or complies with Section 409A, provided, however, that the Company makes no representation that the RSUs will comply with or be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to the RSUs.

(f) Severability. If any provision of the Plan, this Agreement or the RSUs is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan, this Agreement or the RSUs under any law, this Agreement and the RSUs shall be deemed amended to conform to applicable laws or, if it cannot be construed or deemed without, in the determination of the Board, materially altering the intent of the Agreement and the RSUs, it shall be deleted and the remainder of the Agreement shall remain in full force and effect. If any of the terms or provisions of this Agreement or the RSUs conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating new remaining provisions hereof.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns, subject to the limitations set forth in Section 9.

(h) Specific Performance and Remedies. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right to, in addition to any other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies that they might have to the extent permitted by law. All rights and remedies of the Company and of the Grantee enumerated in this Agreement shall be accumulative, and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(i) Waivers. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof.

(j) Captions. The captions contained in this Agreement are included for convenience of reference only and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(k) Construction. For purposes of this Agreement, the following rules of construction shall apply: (i) the word “or” is disjunctive but not necessarily exclusive; and (ii) the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

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POWERSECURE INTERNATIONAL, INC.

NOTICE OF RESTRICTED STOCK UNIT GRANT

Under the 2008 Stock Incentive Plan

Name of Grantee:

Number of RSUs:

Grant Date:	, 201

Vesting Schedule (subject to Grantee’s continued service with the Company):

☐	20% Per Year commencing on First Anniversary of Grant Date

☐	25% Per Year commencing on First Anniversary of Grant Date

☐	33 1/3% Per Year commencing on First Anniversary of Grant Date

☐	25% Per Quarter commencing on First Quarter after Grant Date

☐	100% Immediate

☐	20% Per Year commencing on Grant Date

☐	25% Per Year commencing on Grant Date

☐	33 1/3% Per Year commencing on Grant Date

☐	Performance Vesting (See attached Vesting Schedule)

☐	Other (See attached Vesting Schedule)

Settlement Date (which regardless of the election below shall be no later than upon a Change in Control of the Company):

☐	The date the RSUs become 100% vested

☐	The earlier of the third (3rd) Anniversary of Grant Date or Termination of Service

☐	The earlier of the fifth (5th) Anniversary of Grant Date or Termination of Service

☐	The later of the third (3rd) Anniversary of Grant Date or Termination of Service

☐	The later of the fifth (5th) Anniversary of Grant Date or Termination of Service

☐	Termination of Service

By their execution of this Notice of Restricted Stock Unit Grant, the Company and the Grantee agree that the Restricted Stock Units (RSUs) are granted under and governed by the terms and conditions of the PowerSecure International, Inc. 2008 Stock Incentive Plan (as amended and restated from time to time) and the Restricted Stock Unit Agreement attached to this Notice.

POWERSECURE INTERNATIONAL, INC.

By:

Its:

GRANTEE:

Signature

Street Address

City	State	Zip Code

Vesting Schedule

Vesting Date(s) or Performance Condition(s)	Vesting Percentage